                NAVISTAR FINANCIAL CORPORATION
                       AND SUBSIDIARIES

                                                     Exhibit 24
                       POWER OF ATTORNEY

    Each person whose signature appears below does hereby make, constitute and appoint John J. Bongiorno, Phyllis E. Cochran and William W. Jones and each of them acting individually, true and lawful attorneys-in-fact and agents with power to act without the other and with full power of substitution, to exe cute, deliver and file, for and on such person's behalf, and in such person's name and capacity or capacities as stated below, any amendment, exhibit or supplement to the Form 10-K Report making such changes in the report as such attorney-in-fact deems appropriate.


                          SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:


    Signature                      Title                          Date
/s/JOHN J. BONGIORNO      President and Chief Executive      January 22, 1997
   John J. Bongiorno      Officer; Director
                          (Principal Executive Officer)

/s/R. WAYNE CAIN          Vice President and Treasurer;      January 22, 1997
   R. Wayne Cain          Director
                          (Principal Financial Officer)

/s/PHYLLIS E. COCHRAN     Vice President and Controller;     January 22, 1997
   Phyllis E. Cochran     Director
                          (Principal Accounting Officer)

/s/JORDAN H. FEIGER       Vice President, Operations;        January 22, 1997
   Jordan H. Feiger       Director


/s/JOHN R. HORNE          Director                           January 22, 1997
   John R. Horne


/s/THOMAS M. HOUGH        Director                           January 22, 1997
   Thomas M. Hough

                NAVISTAR FINANCIAL CORPORATION
                       AND SUBSIDIARIES


                    SIGNATURES (Continued)

    Signature                      Title                         Date
/s/ROBERT C. LANNERT      Director                          January 22, 1997
   Robert C. Lannert


/s/J. STEVEN KEATE        Director                          January 22, 1997
   J. Steven Keate


/s/THOMAS D. SILVER       Director                          January 22, 1997
   Thomas D. Silver